UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

Alpenstrasse 15 6300 Zug Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-41-729-4242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On July 27, 2009, we completed our previously disclosed acquisition of the Oilfield Services Division of TNK-BP International Ltd. (“TNK-BP”) from Novy Investments Limited (“Novy”), an affiliate of TNK-BP. We originally disclosed on Form 8-K our entry into the related Sale and Purchase Agreement on May 29, 2009, including our obligations to enter into a registration rights agreement with TNK-BP (the “Agreement”) at completion and register with the Securities and Exchange Commission the 24.3 million shares issued in the transaction (the “Shares”) to facilitate TNK-BP’s re-sale of the Shares.
On July 27, 2009, we entered into the Agreement with Novy and filed a prospectus supplement covering the Shares under our registration statement on Form S-3 (Registration No. 333-150764-01, as amended on February 26, 2009) with the Securities and Exchange Commission. A copy of the Agreement is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference. In connection with the registration of the Shares, we are filing a legal opinion as Exhibit 5.1 to this Form 8-K.
Item 3.03 Material Modification to Rights of Security Holders
The information under Item 5.03 is incorporated herein by reference.
Item 5.03 Amendment to Articles of Association.
As required under Swiss law, effective July 27, 2009, we amended our Articles of Association to authorize the issuance by us of the Shares in exchange for the “contribution-in-kind” by Novy of the equity interests of the 10 entities comprising TNK-BP’s Oilfield Services Division pursuant to the Sale and Purchase Agreement. A copy of our amended Articles of Association is attached hereto as Exhibit 3.1. The amended Articles of Association reflect the increase of our share capital by a total of CHF 28,220,486.96, which is an amount equal to the number of Shares times the par value per Share of CHF 1.16. After the amendment our current share capital is CHF 873,708,098.92.
As a result of the issuance of the Shares, we were also required to amend our Articles of Association to reflect that the Board of Directors will now only be able to further increase our share capital without shareholder approval by a maximum amount of CHF 394,523,318.44 at any time before February 25, 2011.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

3.1	Articles of Association of Weatherford International Ltd. effective July 27, 2009.

4.1	Registration Rights Agreement with Novy Investments Limited dated July 27, 2009.

5.1	Opinion of Baker & McKenzie regarding the validity of the Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Joseph C. Henry
	Name:	Joseph C. Henry
	Title:	Vice President

July 27, 2009